EXHIBIT 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
Paul G. Saari
Chief Financial Officer
(800) 497-7659

ATLANTIS PLASTICS ACQUIRES LAVANTURE PLASTICS

ATLANTA, GA – (November 9, 2004) Atlantis Plastics, Inc. (ASE:AGH) today announced that it has completed the acquisition of the assets of LaVanture Products Company, Inc., LaVanture Plastic Extrusion Technologies, Inc. and Molded Designs Technology, Inc. (collectively “LaVanture Plastics”), manufacturers of profile extruded and injection molded plastic products, primarily for OEMs in the recreational vehicle industry. LaVanture Plastics’ operations will become part of Atlantis Plastics’ Molded Products Group, giving the Group a total of ten manufacturing facilities in North America.

John A. Geary, Vice President and General Manager of Atlantis Plastics’ Molded Products Group stated, “The acquisition is a natural fit with our existing profile extrusion and injection molding businesses. It strengthens our position in the regional recreational vehicle market, while continuing to diversify our current market segments in the Molded Products Group. Furthermore, LaVanture Plastics’ two facilities are located in Elkhart, Indiana and are within ten miles of Atlantis Plastics’ existing two facilities.”

Anthony F. Bova, President and Chief Executive Officer of Atlantis Plastics, said “LaVanture Plastics has been a highly profitable profile extrusion and injection molding business for many years. We expect the acquisition to increase the sales of our Molded Products Group by approximately $12 million in 2005 and be accretive to Atlantis Plastics by $0.10 to $0.12 per fully diluted share. The acquisition will be an excellent platform to facilitate the growth of our Molded Products Group, through the support of the regional recreational vehicle market.”

Atlantis Plastics, Inc. is a leading U.S. manufacturer of polyethylene stretch and custom films and molded plastic products. Stretch films are used to wrap pallets of materials for shipping or storage. Custom films are made-to-order specialty film products used in the industrial and packaging markets. Atlantis’ injection molded and profile extruded plastic products are used primarily in the appliance, automotive, agricultural, building supply, and recreational vehicle industries.

Statements herein regarding expected performance of the Company’s business and the expected impact of the acquisition of LaVanture Plastics on the Company’s results of operations constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities

Exchange Act of 1934. Such statements are based on the Company’s current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. With respect to these statements, the Company has made assumptions regarding expected economic conditions, expected volumes and price levels of purchases by customers and raw material costs. The forward-looking statements are subject to certain risks including, among others, that the foregoing assumptions are inaccurate. There are many factors that impact these forward-looking statements that cannot be predicted accurately. These risks and uncertainties include, but are not limited to, fluctuations in plastic resin prices, the Company’s high debt level, the Company’s ability to integrate the LaVanture Plastics acquisition, the risks inherent in predicting revenue and earnings outcomes as well as other “Factors That May Affect Future Results” set forth in the Company’s Form 10-K for fiscal 2003 filed with the Securities and Exchange Commission.

Management believes its estimates are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations. The information contained herein speaks as of the date hereof and the Company does not undertake any obligation to update such information as future events unfold.

For more information, please visit www.atlantisstock.com.

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